Exhibit 24.1

POLYONE CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint Robert M. Patterson, Bradley C. Richardson and Lisa K. Kunkle, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Shares, par value $.01 per share, of the Registrant issuable in connection with the Registrant’s Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of July 2015.

/s/ Robert M. Patterson	/s/ Bradley C. Richardson
Robert M. Patterson, President and Chief Executive Officer, Director (Principal Executive Officer)	Bradley C. Richardson, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Stephen D. Newlin	/s/ Richard H. Fearon
Stephen D. Newlin, Executive Chairman of the Board, Director	Richard H. Fearon, Director

/s/ Gregory J. Goff	/s/ Sandra Beach Lin
Gregory J. Goff, Director	Sandra Beach Lin, Director

/s/ Richard A. Lorraine	/s/ William H. Powell
Richard A. Lorraine, Director	William H. Powell, Director

/s/ Kerry J. Preete	/s/ Farah M. Walters
Kerry J. Preete, Director	Farah M. Walters, Director

/s/ William A. Wulfsohn
William A. Wulfsohn, Director